                                                                     Exhibit 4.3
                                                                     -----------

                             ASSUMPTION AGREEMENT

     ASSUMPTION AGREEMENT, dated as of November 23, 1999, between Unilab Corporation, a Delaware corporation ("Unilab"), and Unilab Finance Corp., a
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Delaware corporation ("Unilab Finance").
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                             W I T N E S S E T H :
                             -------------------

     WHEREAS, Unilab Finance and HSBC Bank USA, as trustee (the "Trustee")
                                                                 -------
executed and delivered an Indenture, dated as of September 28, 1999 (as heretofore amended and supplemented, the "Indenture"), providing for the
                                          ---------
issuance of the 12 3/4% Senior Subordinated Notes due 2009 (the "Securities");
                                                                 ----------

     WHEREAS, concurrently herewith, Unilab is executing and delivering to the Trustee, pursuant to Section 5.01(d) of the Indenture, a Supplemental Indenture, dated as of the date hereof, pursuant to which Unilab is assuming Unilab Finance's obligations under the Indenture and the Securities;

     WHEREAS, Unilab Finance is a party to each of (i) the Purchase Agreement, dated September 21, 1999 (the "Purchase Agreement"), among Unilab Finance and
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Deutsche Bank Securities Inc. and Merrill, Lynch, Pierce, Fenner & Smith
Incorporated (collectively, the "Initial Purchasers"), (ii) the Registration
                                 ------------------
Agreement, dated as of September 28, 1999 (the "Registration Rights Agreement"),
                                                -----------------------------
among Unilab Finance and the Initial Purchasers and (iii) the Escrow Agreement, dated as of September 28, 1999 (the "Escrow Agreement" and, together with the
                                     ----------------
Purchase Agreement and Registration Rights Agreement, the "Assigned
                                                           --------
Agreements"), between Unilab Finance and HSBC Bank USA, as escrow agent;

     WHEREAS, Unilab Finance, pursuant to this Assumption Agreement, desires to assign all of its right, title and interest to, and liabilities and obligations under, the Assigned Agreements to Unilab and Unilab desires to assume all of Unilab Finance's right, title and interest thereto and liabilities and obligations thereunder; and

     WHEREAS, this Assumption Agreement has been duly authorized by all necessary corporate action on the part of each of Unilab and Unilab Finance.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Unilab and Unilab Finance mutually covenant and agree:

                                   ARTICLE I

                           Assignment and Assumption
                           -------------------------

     Section 1.1  Assignment.  Unilab Finance hereby grants, assigns, conveys,
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sets over and delivers to Unilab and its successors and assigns all of its right, title and interest to, and liabilities and obligations under, the Assigned Agreements, to have and hold unto Unilab and its successors and assigns forever.

     Section 1.2  Assumption.  In consideration of the assignment made herein to
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Unilab, Unilab hereby agrees to assume, pay, perform and observe all covenants, agreements, liabilities and obligations of Unilab Finance under the Assigned Agreements. As provided in each of the Assigned Agreements, Unilab Finance shall be released and discharged from and shall not be responsible to any person for the discharge or performance of any duty or obligation pursuant to or in connection with the Assigned Agreements and Unilab shall be substituted in lieu of Unilab Finance as a party to each of the Assigned Agreements.

     Section 1.3  Further Assurances.  Each of Unilab Finance and Unilab shall
                  ------------------
execute such additional documents and instruments and take such further action as may be reasonably required or desirable to carry out the provisions hereof.

                                  ARTICLE II

                                 Miscellaneous
                                 -------------

     Section 2.1 Severability.  In case any provision in this Assumption
                 ------------
Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 2.2 Governing Law.  This Assumption Agreement shall be governed by,
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and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     Section 2.3 Multiple Originals.  The parties may sign any number of copies
                 ------------------
of this Assumption Agreement, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 2.4 Headings.  The Article and Section headings herein are inserted
                 --------
for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Assumption Agreement to be duly executed as of the date first written above.


                                     UNILAB CORPORATION


                                     By:  /S/ Mark L. Bibi
                                          -------------------------------
                                          Name:
                                          Title:


                                     UNILAB FINANCE CORP.


                                     By:  /S/ James J. Connors, II
                                          -------------------------------
                                          Name:
                                          Title: